EXHIBIT 10.1

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________________________________________________________________________________



                  [GRAPHIC OMITTED]
                                    JPMorgan


                           SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT


                            dated as of June 27, 2002


                                     between


                                  NYMAGIC, INC.


                                       and


                               JPMORGAN CHASE BANK



________________________________________________________________________________
________________________________________________________________________________




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

                                                  TABLE OF CONTENTS


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

SECTION 1.  INTERPRETATIONS AND DEFINITIONS
         1.1      Definitions...................................................................................  1
         1.2      Accounting Terms and Determinations............................................................ 8

SECTION 2.  INITIAL TERM LOAN
         2.1      Term Loan...................................................................................... 9

SECTION 3.  LETTER OF CREDIT
         3.1      Issuance of the Letter of Credit............................................................... 9
         3.2      Reimbursement.................................................................................. 9
         3.3      Commissions................................................................................... 11
         3.4      Financing LC Disbursements.................................................................... 11
         3.5      Cash Collateralization........................................................................ 12

SECTION 4.  FEES; INTEREST; GENERAL PAYMENT PROVISIONS;
                    PREPAYMENT; FUNDING LOSSES; EVIDENCE OF DEBT
         4.1      Fees.......................................................................................... 12
         4.2      Interest Rate................................................................................. 12
         4.3      Selecting Interest Periods.................................................................... 12
         4.4      Interest on Overdue Amounts................................................................... 12
         4.5      Computation of Interest....................................................................... 12
         4.6      General Provisions as to Payment.............................................................. 12
         4.7      Prepayments................................................................................... 14
         4.8      Funding Losses................................................................................ 14
         4.9      Evidence of Debt.............................................................................. 14

SECTION 5.  CHANGE IN CIRCUMSTANCES AFFECTING LOANS
         5.1      Basis for Determining Interest Rate Unavailable............................................... 15
         5.2      Increased Costs and Reduced Returns........................................................... 15

SECTION 6.  CONDITIONS
         6.1      Effectiveness................................................................................. 16

SECTION 7.  REPRESENTATIONS AND WARRANTIES
         7.1      Corporate Existence and Power................................................................. 17
         7.2      Corporate and Governmental Authorization; No Contravention.................................... 18
         7.3      Binding Effect................................................................................ 18
         7.4      Financial Information......................................................................... 18
         7.5      Litigation.................................................................................... 19
         7.6      Compliance with ERISA......................................................................... 19
         7.7      Environmental Matters......................................................................... 19


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                                                                                                                Page

         7.8      Taxes......................................................................................... 20
         7.9      Subsidiaries.................................................................................. 20

SECTION 8.  COVENANTS
         8.1      Information................................................................................... 20
         8.2      Maintenance of Property; Insurance............................................................ 23
         8.3      Conduct of Business and Maintenance of Existence.............................................. 23
         8.4      Compliance with Laws; Notice of Proceedings................................................... 23
         8.5      Inspection of Property, Books and Records..................................................... 23
         8.6      Leverage...................................................................................... 23
         8.7      Minimum Consolidated Tangible Net Worth....................................................... 24
         8.8      Statutory Capital............................................................................. 24
         8.9      Ratio of Premiums Written to Statutory Capital................................................ 24
         8.10     Ratio of Total Liabilities to Statutory Capital............................................... 24
         8.11     Minimum Consolidated Net Income............................................................... 24
         8.12     Investments................................................................................... 24
         8.13     Debt.......................................................................................... 24
         8.14     Negative Pledge............................................................................... 25
         8.15     Consolidations, Mergers and Sales of Assets................................................... 25
         8.16     Use of Proceeds............................................................................... 25
         8.17     Transactions with Affiliates.................................................................. 25
         8.18     Dividends..................................................................................... 26
         8.19     Restricted Payments........................................................................... 26
         8.20     Additional Pledge Collateral.................................................................. 26

SECTION 9.  EVENTS OF DEFAULT

SECTION 10.  MISCELLANEOUS
         10.1     Notices....................................................................................... 28
         10.2     Amendments and Waivers; Cumulative Remedies................................................... 29
         10.3     Successors and Assigns........................................................................ 29
         10.4     Expenses; Documentary Taxes; Indemnification.................................................. 30
         10.5     Counterparts; Integration..................................................................... 30
         10.6     Headings; Table of Contents................................................................... 30
         10.7     Survival...................................................................................... 31
         10.8     Severability.................................................................................. 31
         10.9     Right of Setoff............................................................................... 31
         10.10    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial............................... 31


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


                                                                                                                Page

         Signatures..............................................................................................32

         Schedule 8.13................................................................................Existing Debt

         Exhibit A...............................................................................Opinion of Counsel
                                                                                                 For the Borrower

         Exhibit B.................................................................................Pledge Agreement

         Exhibit C......................................................................New York Marine and General
                                                                                Insurance Company Investment Policy

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 27, 2002 between NYMAGIC, INC., a New York corporation (the "BORROWER"), and JPMORGAN CHASE BANK, a New York State banking corporation (successor by merger to Morgan Guaranty Trust Company of New York, the "BANK").

                              W I T N E S S E T H :

         WHEREAS, the Borrower and the Bank are parties to an Amended and Restated Credit Agreement dated as of August 1, 1996 (as amended to the Effective Date (as defined below), the "ORIGINAL AGREEMENT");

         WHEREAS, the Bank issued a standby letter of credit (the "LETTER OF CREDIT") in the amount of (pound)10,086,644 pursuant to a Standby Letter of Credit Application and Agreement dated May 19, 1997 (as amended to the Effective Date (as defined below), the "ORIGINAL LC AGREEMENT") executed and delivered by the Borrower;

         WHEREAS, the Bank paid a drawing on the Letter of Credit in the equivalent amount of $5,300,000 and the Borrower has requested that this amount be repaid in accordance with the terms hereof; and

         WHEREAS, the parties hereto wish to amend and restate the Original Agreement and the Original LC Agreement;

         NOW, THEREFORE, the parties hereto hereby agree that, on and as of the Effective Date, the Original Agreement and the Original LC Agreement are hereby amended and restated in their entireties as follows:

         SECTION 1.  INTERPRETATIONS AND DEFINITIONS

         1.1 DEFINITIONS. The following terms, as used herein, shall have the following respective meanings:

         "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate PER ANNUM equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 MINUS the Euro-Dollar Reserve Percentage.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this Agreement, "CONTROL" (including "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGREEMENT" means the Original Agreement and the Original LC Agreement, collectively, as amended and restated by this Second Amended and Restated Agreement and as the same may be further amended or restated from time to time in accordance with the terms hereof.

         "ASSET DISPOSITION" means any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary to which the Bank has consented, other than a sale, transfer or other disposition of Investments held in a Subsidiary's investment portfolio as permitted by Section 8.15.

         "ASSIGNEE" has the meaning set forth in Section 10.3 hereof.

         "BASE RATE" means, for any day, a rate PER ANNUM equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CASH COLLATERAL ACCOUNT" has the meaning set forth in Section 3.4 hereof.

         "COLLATERAL ACCOUNT INVESTMENTS" has the meaning set forth in Section 3.5(b) hereof

         "COMBINED STATUTORY CAPITAL" means at any date the amount of "surplus as regards policyholders" set forth at Line 32 of the combined statement of Liabilities, surplus and other funds of New York Marine and General Insurance Company and its affiliated property and casualty insurer(s) as of such date (or the amount which would be so set forth if such statement were prepared as of such date in accordance with Statutory Accounting).

         "CONSOLIDATED DEBT" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "CONSOLIDATED NET INCOME" means, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income of any Person (except the Borrower) in which any other Person (except the Borrower, a Subsidiary or a director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent that dividends or other distributions were actually paid by such Person to the Borrower or any Subsidiary during such period, and (b) the income or loss of any Person accrued before (i) the

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

date it becomes a Subsidiary, (ii) the date it is merged into or consolidated with the Borrower or any Subsidiary or (iii) the date its assets are acquired by the Borrower or any Subsidiary.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "CONSOLIDATED TANGIBLE NET WORTH" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "INTANGIBLE ASSETS" means the amount (to the extent reflected in determining such consolidated stockholder's equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1995 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity Investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges (except deferred policy acquisition costs and deferred income taxes), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items; PROVIDED that, for the avoidance of doubt, clause (ii) above shall not include Investments held in a Subsidiary's investment portfolio in the ordinary course of such Subsidiary's business.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, including, without limitation, reimbursement obligations related to letters of credit other than letters of credit issued on behalf of Subsidiaries in favor of ceding insurance companies,
(ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person.

         "DEBT TRANSACTION" means the incurrence of any Debt.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time, or both, would unless cured or waived become an Event of Default.

         "DOLLARS" and the sign "$" mean lawful money of the United States of America.

         "EFFECTIVE DATE" means the date this Second Amended and Restated Credit Agreement becomes effective pursuant to Section 6.1.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "EQUITY INTERESTS" means (i) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (ii) any warrants, options or other rights to acquire such shares or interests.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EURODOLLAR LOAN" means a Loan when accruing interest at the Adjusted London Interbank Offered Rate.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on the Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         "EVENT OF DEFAULT" has the meaning set forth in Section 9 hereof.

         "FEDERAL FUNDS RATE" means, for any day, the rate PER ANNUM (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.


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

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "HISTORICAL STATUTORY STATEMENTS" has the meaning specified in Section 7.4(c).

         "INSURANCE REGULATORY AUTHORITY" means, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Subsidiary, in each other jurisdiction in which such Subsidiary conducts business or is licensed to conduct business.

         "INSURANCE SUBSIDIARY" means any Subsidiary of the Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile, and shall mean and include, without limitation, each of New York Marine and General Insurance Company and Gotham Insurance Company.

         "INTEREST PERIOD" means with respect to each Loan, the period commencing on the date of such Loan and ending 1, 2, 3 or 6 months thereafter, as the Borrower may elect in the applicable Notice of Conversion, or, with respect to the first Interest Period of the Term Loan at the Effective Date, such other period to which the Bank and the Borrower agree; PROVIDED that:

         (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) below, end on the last Business Day of a calendar month; and


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


         (c) any Interest Period which begins before the Term Loan Maturity Date or the LC Loan Maturity Date and would otherwise end after the Term Loan Maturity Date or the LC Loan Maturity Date shall end on the Term Loan Maturity Date or the LC Loan Maturity Date, as the case may be.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "LC DISBURSEMENT" has the meaning set forth in Section 3.2(a) hereof.

         "LC LOAN" has the meaning set forth in Section 3.4(a) hereof.

         "LC LOAN MATURITY DATE" has the meaning set forth in Section 3.4(c) hereof.

         "LENDING OFFICE" means the Principal Office (or such other office or affiliate as the Bank may from time to time specify).

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset. For purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" and "LOANS" means the Term Loan made pursuant to Section 2.1 hereof and the LC Loans made pursuant to Section 3.4 hereof.

         "LOAN DOCUMENTS" mean this Agreement, the Note, the Pledge Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

         "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the rate PER ANNUM at which deposits in dollars are offered to the Bank in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "MARGIN" means 2.5%.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET PROCEEDS" means, with respect to any Debt Transaction or Asset Disposition, the cash proceeds received in respect of such transaction, net of all reasonable fees and out-of-pocket expenses paid by the Borrower or any Subsidiary in connection with such transaction.

         "NOTE" has the meaning set forth in Section 4.9 hereof.

         "NOTICE OF CONVERSION" has the meaning set forth in Section 4.3 hereof.

         "PARENT" means, with respect to the Bank, any Person controlling the Bank.

         "PARTICIPANT" has the meaning set forth in Section 10.3 hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERSON"  means  an  individual,  a  corporation,  a  partnership,   an
association, a business trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PLEDGE AGREEMENT" means the Pledge Agreement dated as of June 27, 2002 between the Borrower and the Bank in substantially the form of Exhibit B hereto.

         "PRIME RATE" means the rate of interest PER ANNUM publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "PRINCIPAL OFFICE" means the principal office of the Bank located at 270 Park Avenue, New York, New York 10017-2070.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.


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

         "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

         "STATUTORY ACCOUNTING" means accounting principles determined and accepted by the New York State Insurance Department.

         "STATUTORY ACCOUNTING PRACTICES" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its state of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent Historical Statutory Statements.

         "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "TERM LOAN" has the meaning set forth in Section 2.1 hereof.

         "TERM LOAN MATURITY DATE" has the meaning set forth in Section 2.1(b) hereof.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

         1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bank.

         SECTION 2.  INITIAL TERM LOAN

         2.1     TERM LOAN.

         (a) AMOUNT OF THE LOAN. On the Effective Date the Bank agrees, on the terms and conditions set forth in this Agreement, to make a term loan (the "TERM LOAN") in the amount of $6,661,153 to the Borrower.

         (b) REPAYMENT OF THE LOAN. The principal amount of the Term Loan shall be repaid in quarterly installments of $2,000,000 on the last Business Day of each calendar quarter, commencing with the calendar quarter ending June 30, 2002; PROVIDED that the principal installment due for the calendar quarter ending September 30, 2002 shall be $2,500,000; PROVIDED FURTHER that the last installment shall be in an amount equal to the remaining outstanding balance of the Term Loan as of the last Business Day of the calendar quarter ending on December 31, 2002 (the "TERM LOAN MATURITY DATE") and, if such remaining outstanding balance is less than $2,000,000, then an amount equal to the excess of $2,000,000 over such balance shall be deposited into the Cash Collateral Account.

         (c)  INTEREST.   The Term Loan shall  bear  interest in accordance with
Section 4.2 hereof.

         SECTION 3.  LETTER OF CREDIT

         3.1 ISSUANCE OF THE LETTER OF CREDIT. The Letter of Credit shall be deemed to have been issued hereunder and subject to the terms and conditions of this Agreement.

         3.2     REIMBURSEMENT.

         (a) REIMBURSEMENT UPON DEMAND. The Borrower shall reimburse the Bank for any payment (an "LC DISBURSEMENT") made by the Bank under the Letter of Credit in immediately available funds in the currency of the LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; PROVIDED that if the Borrower fails to reimburse the Bank as set forth above, the Bank shall withdraw from the Cash Collateral Account an amount equal to the Dollar equivalent of such LC Disbursement and apply such amount in payment of such LC Disbursement and, to the extent such LC Disbursement is so reimbursed, the Borrower's obligation to make such payment shall be discharged.

         (b) DISBURSEMENT PROCEDURES. The Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Bank shall promptly notify the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Bank with respect to any such LC Disbursement.

         (c) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (a) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of the Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under the Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Bank under the Letter of Credit against presentation of a draft or other document that does not comply with the terms of the Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. The Bank shall have no liability or responsibility by reason of or in connection with the issuance or transfer of the Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to the Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Bank; PROVIDED that the foregoing shall not be construed to excuse the Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Bank's failure to exercise care when determining whether drafts and other documents presented under the Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Bank (as finally determined by a court of competent jurisdiction), the Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of the Letter of Credit, the Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of the Letter of Credit.

         (d) CURRENCY OF THE REIMBURSEMENT. The Borrower agrees that the currency in which the LC Disbursement is denominated (the "PAYMENT CURRENCY") and the place of payment designated therefor is of the essence. The payment obligation of the Borrower under this Section 3.2 in the Payment Currency and for the account of the Lending Office shall not be discharged by an amount paid in another currency or in another place, whether pursuant to judgment or otherwise, to the extent that the amount so paid on prompt conversion to the Payment Currency and transfer thereof to the Lending Office under normal banking procedures does not yield the amount of Payment Currency owing under Section 3.2(a) above at the Lending Office. In the event that any payment by the Borrower, whether pursuant to a judgment or otherwise, upon such conversion and transfer does not result in the payment of such amount of the Payment Currency as is owing hereunder at the Lending Office, the Bank shall be entitled to demand immediate payment of, and shall have a separate cause of action against the Borrower for, the additional amount necessary to yield the amount of the Payment Currency owing under Section 3.2(a).

         3.3 COMMISSIONS. The Borrower agrees to pay to the Bank a commission with respect to the Letter of Credit, which shall accrue at the a rate PER ANNUM equal to 2.5% on the average daily available amount of the Letter of Credit during the period from and including the Effective Date to but excluding the later of the date on which the Letter of Credit expires or is terminated, as well as the Bank's standard reasonable fees with respect to the issuance, amendment, renewal or extension of the Letter of Credit or processing of drawings thereunder. Accrued commissions shall be payable on the last Business Day of each calendar quarter, commencing on the first such date to occur after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Letter of Credit expires or is terminated. Commissions shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         3.4     FINANCING LC DISBURSEMENTS.

         (a) LC LOANS. If all or a portion of an LC Disbursement is not reimbursed pursuant to Section 3.2, then the unreimbursed amount of such LC Disbursement shall be financed with a loan (an "LC LOAN") made by the Bank to the Borrower on the date reimbursement of such LC Disbursement is due. Each LC Loan shall be denominated in Dollars and be in an amount equal to the Dollar equivalent (determined under Section 3.4(b)) of the Pound Sterling amount of the LC Disbursement being financed by such LC Loan.

          (b) CURRENCY EQUIVALENTS. For purposes of Section 3, (i) the equivalent in Dollars of Pounds Sterling shall be determined by using the quoted spot rate at which the Principal Office offers to exchange Dollars for Pounds Sterling in New York City at 11:00 a.m. New York City on the Business Day on which such equivalent is to be determined, and (ii) the equivalent in Pounds Sterling of Dollars shall be determined by using the quoted spot rate at which the Principal Office offers to exchange Pounds Sterling for Dollars in New York City at 11:00 a.m. New York City time on the Business Day on which such equivalent is to be determined. The Bank's determination of each spot rate of exchange pursuant to this Agreement shall be conclusive in the absence of manifest error.

         (c) REPAYMENT OF LC LOANS. The principal amount of each LC Loan shall be repaid on March 31, 2005 (the "LC LOAN MATURITY DATE"); PROVIDED that at any time that balances exist in the Cash Collateral Account, the Bank is hereby authorized and required to withdraw such amounts on balance in the Cash
Collateral Account for application to and repayment of one or more then outstanding LC Loans; PROVIDED FURTHER that the Bank shall withdraw and apply such amounts from the Cash Collateral Account of the last day of the Interest Period of such LC Loan or LC Loans.

         (d)  INTEREST.  The LC Loans  shall bear  interest in  accordance  with
Section 4.2 hereof.

         3.5 CASH COLLATERALIZATION. (a) Commencing on the earlier of (i) the last Business Day of the calendar quarter immediately succeeding the Term Loan Maturity Date and (ii) the last Business Day of the calendar quarter in which the Borrower repays the Term Loan in full (or the immediately succeeding calendar quarter if repayment of the Term Loan occurs on the last Business Day of a calendar quarter) and until the amount on balance in the Cash Collateral Account (defined below) shall be at least equal to the sum (the "REQUIRED COLLATERAL AMOUNT") of the available amount of the Letter of Credit, plus the outstanding principal amount of the LC Loans, the Borrower shall deposit in an account with the Bank (the "CASH COLLATERAL ACCOUNT"), an amount in cash equal to $2,000,000 on the last day of Business Day of each calendar quarter. Such cash shall be held by the Bank as collateral for the payment and performance of the obligations of the Borrower to the Bank with respect to the Letter of Credit under this Agreement and the LC Loans. The Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Cash Collateral Account. When amounts in the Cash Collateral Account are at least equal to the Required Collateral Amount, the Borrower shall no longer be required to make further deposits to the Cash Collateral Account; PROVIDED that the Borrower agrees that so long as the Letter of Credit is outstanding, it will maintain at all times an amount in the Cash Collateral Account equal to the Required Collateral Amount. If subsequent to the time when deposits of amounts in the Cash Collateral Account are at least equal the Required Collateral Amount, the balances in the Cash Collateral Account shall be less than the Required Collateral Amount as the result of declines in the value of Collateral Account Investments, the Borrower shall make further deposits into the Cash Collateral Account in accordance with the first sentence of this paragraph.

         (b) If requested by the Borrower, cash on deposit in the Cash Collateral Account shall be invested in interest-bearing time deposits (the "COLLATERAL ACCOUNT INVESTMENTS") as the Bank may select in consultation with the Borrower. Such Investments shall be made at the Borrower's risk and expense and interest or profits, if any, on such Investments shall accumulate in the Cash Collateral Account.

         (c) Moneys in the Cash Collateral Account shall be applied by the Bank to reimburse the Bank for LC Disbursements for which it has not been reimbursed or to repay a LC Loan, as the case may be, and, to the extent not so applied, if the maturity of the Loans has been accelerated, be applied to satisfy any and all payment obligations of the Borrower under this Agreement. The balances from time to time in the Cash Collateral Account shall not constitute payment of any obligation of the Company in respect of reimbursement of LC Disbursements or repayment of Loans until applied by the Bank as provided herein. Amounts not applied as aforesaid shall be returned to the Borrower (at the Borrower's expense) within three Business Days after all payment obligations of the Borrower hereunder shall have satisfied in full after expiry or termination of the Letter of Credit.

         SECTION 4. FEES; INTEREST; GENERAL PAYMENT PROVISIONS; PREPAYMENT; FUNDING LOSSES; EVIDENCE OF DEBT

         4.1 FEES. If any Loan or the Letter of Credit remains outstanding after June 30, 2004, the Borrower shall pay to the Bank a fee equal to 3.0% of an amount equal to the sum of (i) the aggregate principal amount of such Loans outstanding on July 1, 2004 plus (ii) the available amount of the Letter of Credit on July 1, 2004. The fee payable under this Section 4.1 shall be payable on July 2, 2004.

         4.2 INTEREST RATE. Each Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate PER ANNUM equal to the sum of the Adjusted London Interbank Offer Rate applicable to such Interest Period, plus the Margin. Such interest shall be payable for each Interest Period on the last day thereof; PROVIDED that in the case of an Interest Period longer than three months, such interest shall also be payable on the date which is three months after the first day of such Interest Period.

         4.3 SELECTING INTEREST PERIODS. The Borrower shall give the Bank notice (a "NOTICE OF CONVERSION") not later than 10:00 a.m. (New York City time) on the third Business Day before the last day of each Interest Period of a Loan specifying the length (in accordance with the definition of "Interest Period") of the Interest Period of such Loan to next succeed such Interest Period. A Notice of Conversion may be given by telephone, shall be irrevocable and shall be confirmed promptly in writing by hand delivery or telecopy to the Bank. If the Borrower fails to deliver a timely Notice of Conversion as set forth above, then the Borrower shall be deemed to have selected an Interest Period of one month.

         4.4 INTEREST ON OVERDUE AMOUNTS. If any principal of or interest on any Loan or any commission, fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate PER ANNUM equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in Section 4.2 or
(ii) in the case of any other amount, 2% above the Base Rate.

         4.5 COMPUTATION OF INTEREST. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest, commissions and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         4.6 GENERAL PROVISIONS AS TO PAYMENTS. The Borrower shall make each payment of principal of, and interest on, the Loans and of commissions and any fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, at the principal office of the Bank in New York for the account of the Lending Office. Whenever any payment of principal of, or interest on, the Loans or of any commissions or fees due hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         4.7     PREPAYMENTS.

         (a) OPTIONAL PREPAYMENTS. Subject to Section 4.8, the Borrower may, upon at least one Business Day's notice to the Bank, prepay any Loan in whole at any time, or from time to time in part in amounts aggregating $500,000 or any multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

         (b) MANDATORY PREPAYMENTS. Subject to Section 4.8, the Borrower shall make the following mandatory prepayments:

                  (i) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2002, the Borrower shall prepay the Term Loan (or, if the Term Loan is no longer outstanding, any LC Loans then outstanding) in an amount equal to 25% of Consolidated Net Income for such fiscal year between $10,000,000 and $15,000,000, plus 50% of Consolidated Net Income for such fiscal year in excess of $15,000,000; PROVIDED that if no Loans are then outstanding, then, until the amount on balance in the Cash Collateral Account shall be at least equal to the available amount of the Letter of Credit, such amount shall be deposited into the Cash Collateral Account. Each prepayment pursuant to this Section 4.7(b)(i) shall be made on or before the date on which the Borrower's annual financial statements with respect to such fiscal year are delivered pursuant to
         Section 8.1(a).

                  (ii) Promptly upon the receipt of Net Proceeds, the Borrower shall prepay the Term Loan (or, if the Term Loan is no longer outstanding, any LC Loans then outstanding) in an amount equal to 100% of such Net Proceeds; PROVIDED that if no Loans are then outstanding, then, until the amount on balance in the Cash Collateral Account shall be at least equal to the available amount of the Letter of Credit, such amount shall be deposited into the Cash Collateral Account.

                  (iii) If any day on which the Borrower is required to make a mandatory prepayment is other than the last day of the Interest Period of any Loans to be prepaid, the Borrower shall have the right, in lieu of making such prepayment in full with respect to such Loans, to deposit an amount equal to such mandatory prepayment in the Cash Collateral Account; PROVIDED that any amounts so deposited shall be applied to prepayment of such Loans at the end of the current Interest Periods of such Loans.

         4.8 FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Loan on any day other than the last day of an Interest Period applicable thereto (including as the result of an Event of Default), the Borrower shall reimburse the Bank within 15 days after demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan) including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, PROVIDED that the Bank shall have delivered to the Borrower a certificate as to the amount of such loss, which certificate shall be conclusive in the absence of manifest error.

         4.9 EVIDENCE OF DEBT. The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Bank resulting from each Loan made by the bank, including the amounts of principal and interest payable and paid to the Bank from time to time hereunder. The entries made in such account maintained shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of the Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         The Bank may request that Loans made by it be evidenced by a promissory note (a "NOTE"). In such event, the Borrower shall prepare, execute and deliver to the Bank a Note payable to the order of the Bank (or, if requested by the Bank, to the Bank and its registered assigns) and in a form approved by the Bank. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.3) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

         SECTION 5.    CHANGE IN CIRCUMSTANCES AFFECTING LOANS

         5.1 BASIS FOR DETERMINING INTEREST RATE UNAVAILABLE. If on or prior to the first day of any Interest Period deposits in Dollars (in the applicable amounts) are not being offered to the Bank in the relevant market for such Interest Period, the Bank shall forthwith give notice thereof to the Borrower, whereupon the obligations of the Bank to make Loans based on the Adjusted London Interbank Offered Rate or convert Loans into a new Interest Period during which the Adjusted London Interbank Offered Rate shall accrue, as the case may be, shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist and such Loans shall instead accrue interest at the Base Rate.

         5.2   INCREASED COSTS AND REDUCED RETURNS.

         (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) shall subject the Bank (or its Lending Office) to any tax, duty or other charge with respect to making Eurodollar Loans, or shall change the basis of taxation of payments to the Bank (or its Lending Office) of the principal of or interest on its Eurodollar Loans or in respect of any other amounts due under this Agreement, in respect of its Eurodollar Loans, (except for changes in the rate of tax on the overall net income of the Bank or its Lending Office imposed by the jurisdiction in which the Bank's Principal Office or Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Lending Office) or shall impose on the Bank (or its Lending Office) or on the London interbank market any other condition affecting its making of Eurodollar Loans or the Letter of Credit;

and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of making or maintaining any Eurodollar Loan or the Letter of Credit, or to reduce the amount of any sum received or receivable by the Bank (or its Lending Office) under this Agreement with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrower agrees to pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

         (b) If the Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of the Bank (or its Parent) as a consequence of this Agreement, any Loans made hereunder or the issuance of the Letter of Credit to a level below that which the Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank (or its Parent) such additional amount or amounts as will compensate the Bank for such reduction.

         (c) The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

         SECTION 6.    CONDITIONS

         6.1 EFFECTIVENESS. This Amended and Restated Agreement shall become effective on the date (the "EFFECTIVE DATE") that each of the following conditions shall have been satisfied (or waived in accordance with Section 10.2):

         (a) receipt of the Bank of counterparts hereof signed by each of the parties hereto;

         (b) receipt by the Bank of an opinion of counsel for the Borrower, substantially in the form of Exhibit A hereto and covering such additional matters relating to the transactions contemplated hereby as the Bank may reasonably request;

         (c) receipt by the Bank of a certificate signed by a Vice President of the Borrower, dated the Effective Date to the effect set forth;

         (d) receipt by the Bank of a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Effective Date, attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents;

         (e) receipt by the Bank of a certificate of the Secretary or Assistant Secretary of the Company, dated the Effective Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Loans Documents to be executed by it;

         (f) receipt by the Bank of the Pledge Agreement, duly executed by the Borrower, together with all documents and certificates to be delivered under the Pledge Agreement;

         (g) receipt by the Bank of a restructuring fee of $125,000 and the fees and expenses of legal counsel (including allocated time costs of the Bank's internal legal counsel) in preparing this Agreement; and

         (h) a certificate of the Borrower signed by the Chief Financial Officer of the Borrower stating that, after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

On the Effective Date the Original Agreement and the Original LC Agreement will be automatically amended and restated in their entireties to read as set forth herein. On and after the Effective Date the rights and obligations of the parties hereto shall be governed by this Amended and Restated Agreement; PROVIDED the rights and obligations of the parties hereto with respect to the period prior to the Effective Date shall continue to be governed by the provisions of the Original Agreement and the Original LC Agreement. The Note (as defined in the Original Agreement) delivered to the Bank under the Original Agreement shall be canceled and the Bank shall promptly after the Effective Date deliver to the Borrower for cancellation the Note (as defined in the Original Agreement) delivered under the Original Agreement.

         SECTION 7.  REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Bank that:

         7.1 CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         7.2 CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except that the Borrower may be required to disclose this Agreement in its filings with the Securities and Exchange Commission) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         7.3 BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower.

         7.4     FINANCIAL INFORMATION.

         (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2001 and the related consolidated statements of income and retained earnings and changes in financial position of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, certified by KPMG, certified public accountants, and set forth in the Borrower's most recent Form 10-K, a copy of which has been delivered to the Bank, fairly present in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries at such date and the consolidated results of operations for such fiscal year.

         (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 2002 and the related unaudited consolidated statements of income and retained earnings and changes in financial position of the Borrower and its Consolidated Subsidiaries for the period then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended March 31, 2002 as filed with the Securities and Exchange Commission on Form
10-Q, a copy of which has been delivered to the Bank, fairly present in accordance with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this
Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as at such date and the consolidated results of operations for such period (subject to normal year-end adjustments).

         (c) The Borrower has heretofore furnished the Bank with the (i) annual financial statements of each Insurance Subsidiary as of December 31, 2001 and for the fiscal year then ended, (ii) the "Statement of Actuarial Opinion" (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) for such Insurance Subsidiary for such fiscal year then ended, and (iii) the quarterly financial statements of each Insurance Subsidiary as of March 31, 2002 and for the fiscal quarter then ended, in each case, as required to be filed with the Insurance Regulatory Authority of such Subsidiary's jurisdiction of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith (collectively, the "HISTORICAL STATUTORY STATEMENTS"). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and
statutory   liabilities)   have  been
prepared in accordance with Statutory Accounting Practices, were in compliance with applicable Requirements of Law when filed and present fairly the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with Statutory Accounting Practices, would have been required to have been disclosed or provided for in such Historical Statutory Statements. All books of account of each Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

         (d) Since December 31, 2001 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         7.5 LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries and the ability of the Borrower to perform its obligations under the Loan Documents or which in any manner draws into question the validity of this Agreement.

         7.6 COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal
Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         7.7 ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned or operated, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole and the ability of the Borrower to perform its obligations under the Loan Documents.

         7.8 TAXES. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         7.9 SUBSIDIARIES. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 8.  COVENANTS

         So long as any Loan or other amount due hereunder or the Letter of Credit shall be outstanding, unless compliance shall have been waived in writing by the Bank, the Borrower agrees that:

         8.1      INFORMATION.  The Borrower will deliver to the Bank:

         (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year, and consolidated statements of income and retained earnings and changes in financial position of the Borrower and its Consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the preceding fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG or other independent certified public accountants of nationally recognized standing;

         (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related consolidated statements of income and retained earnings and changes in financial position of the Borrower and its Consolidated Subsidiaries for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

         (c) as soon as available and in any event within 60 days after the end of each fiscal year, beginning with the fiscal year ended December 31, 2002, an Annual Statement of each Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices;

         (d) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year, the quarterly financial statements of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices;

         (e) promptly upon filing with the relevant Insurance Regulatory Authority and in any event within ninety (90) days after the end of each fiscal year, a copy of each Insurance Subsidiary's "Statement of Actuarial Opinion" (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such Insurance Subsidiary's loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith, each in the format prescribed by the applicable insurance laws of such Insurance Subsidiary's jurisdiction of domicile;

         (f) simultaneously with the delivery of each set of financial statements referred to in clauses (a), (b), (c) and (d) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 8.6 to 8.11, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (g)  simultaneously   with  the  delivery  of  each  set  of  financial
statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (f) above and (iii) not more than ninety (90) days after the end of each fiscal year of the Borrower, an actuarial opinion as to the adequacy of the loss reserves of the Borrower as at the last prepared and delivered financial statements by an independent actuarial firm of recognized national standing acceptable to the Bank, and shall be in scope and detail reasonably satisfactory to the Bank;

         (h) promptly upon the sending or filing thereof, copies of any "internal control" letter filed by or on behalf of the Borrower or any of its Subsidiaries with any Insurance Regulatory Authority;

         (i) promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, (iii) all significant reports on examination or similar significant reports, financial examinations reports or market conduct examination reports by the National Association of Insurance Commissioners and any successor thereto or any Insurance Regulatory Authority or other Governmental Authority with respect to any Subsidiary's insurance business, and
(iv) all significant filings made under applicable state insurance holding company acts by the Borrower or any of its Subsidiaries, including, without limitation, filings seeking approval of transactions with Affiliates;

         (j) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (k) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

         (l) if at any time the value of all "margin stock" (as defined in Regulation U) owned by the Borrower and its Consolidated Subsidiaries exceeds (or would, following application of the proceeds of an intended Loan hereunder, exceed) 25% of the value of the total assets of the Borrower and its Consolidated Subsidiaries, in each case as reasonably determined by the Borrower, prompt notice of such fact; and

         (m) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Bank may reasonably request.

         8.2 MAINTENANCE OF PROPERTY; INSURANCE. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will and will cause its Subsidiaries to maintain insurance with responsible insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it and they operate.

         8.3 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges, franchises and insurance licenses necessary or desirable in the normal conduct of business the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Bank.

         8.4   COMPLIANCE WITH LAWS; NOTICE OF PROCEEDINGS.

         (a) The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         (b) The Borrower will promptly give notice in writing to the Bank of all litigation, arbitral proceedings and regulatory proceedings affecting the Borrower or any Subsidiary or the property of the Borrower or any Subsidiary, except litigation or proceedings which, if adversely determined, could not materially and adversely affect the consolidated financial condition or the business taken as a whole of the Borrower and its Subsidiaries.

         8.5 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Bank at the Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         8.6 LEVERAGE. Consolidated Debt will at no time exceed 18% of Consolidated Tangible Net Worth. For purposes of this Section any preferred stock of a Consolidated Subsidiary held by a Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt" and in the "Debt" of such Consolidated Subsidiary.

         8.7 MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth will at no time be less than $175,000,000 plus 50% of net profits earned in each fiscal period subsequent to the date hereof, on a cumulative basis.

         8.8 STATUTORY CAPITAL. Combined Statutory Capital will at no time be less than $130,000,000, plus 50% of positive Net Income for each fiscal quarter subsequent to the date hereof, on a cumulative basis.

         8.9 RATIO OF PREMIUMS WRITTEN TO STATUTORY CAPITAL. The Borrower will maintain, on the last day of each quarter, (i) a ratio of (A) gross written premiums accounted for and allocated to the four (4) immediately preceding fiscal quarters, including such fiscal quarter, to (B) statutory capital as determined on the last day of such quarter, of less than 2 to 1 and (ii) a ratio of (A) net written premiums accounted for and allocated to the four (4) immediately preceding fiscal quarters, including such fiscal quarter, to (B) Statutory Capital, as determined on the last day of such quarter, of less than
1.25 to 1.

         8.10 RATIO OF TOTAL LIABILITIES TO STATUTORY CAPITAL. The Borrower will maintain a ratio, determined as of the end of each fiscal quarter, of Total Liabilities to Statutory Capital of not more than 2.5 to 1. Total Liabilities and Statutory Capital shall be determined according to Statutory Accounting.

         8.11   MINIMUM CONSOLIDATED NET INCOME.   The Borrower  will not permit
Consolidated Net Income as at the end of any fiscal quarter of the Borrower to be negative.

         8.12 INVESTMENTS. Neither the Borrower nor any Consolidated Subsidiary will make or acquire any Investment in any Person other than (i) Investments of the type and in amounts not exceeding those specifically described in the New York Marine and General Insurance Company Investment Policy restated as of June 5, 1996 and attached hereto as Exhibit C and (ii) such other Investments approved by the Finance Committee of the Borrower's Board of Directors.

         8.13 DEBT. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Debt, except:

         (a)  Debt created hereunder;

         (b) Debt existing on the date hereof and set forth in Schedule 8.13 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

         (c) Debt in connection with letters of credit for the account of the Borrower or its Subsidiaries issued in the ordinary course of the Borrower and its Subsidiaries businesses and to support insurance or reinsurance obligations of the Subsidiaries; and

         (d) Debt of the Borrower that is subordinated to the Borrower's obligations hereunder on terms and conditions satisfactory to the Bank.

         8.14 NEGATIVE PLEDGE. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for:

         (a) Liens existing on the date hereof securing Debt outstanding on the date of this Agreement;

         (b) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

         (c) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

         (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, PROVIDED that such Debt is not increased and is not secured by any additional assets;

         (e) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligations in an amount exceeding $1,500,000 in the aggregate and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

         (f) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 2% of Consolidated Tangible Net Worth; PROVIDED that in no event may the Borrower create, assume or suffer to exist any Lien on any Pledged Collateral (as defined in the Pledge Agreement).

         8.15 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not, and will not permit any Subsidiary to (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its respective assets to any other Person, except Investments held in a Subsidiary's investment portfolio in the ordinary course of such Subsidiary's business and for fair market value in arm's-length transactions.

         8.16 USE OF PROCEEDS. The Term Loan may be used for general corporate purposes. LC Loans shall be used solely to finance an LC Disbursement. No part of the proceeds of any Loan hereunder will be used, in violation of any law or regulation, including Regulation U. If requested by the Bank, the Borrower will furnish to the Bank in connection with any Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         8.17 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to directly or indirectly, pay any funds to or for the account of, make any investment in (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise), lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any

Affiliate; PROVIDED, HOWEVER, that the foregoing provisions of this Section shall not prohibit (a) the Borrower or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments to, or from making payments for services rendered by any Affiliate, if such extensions of credit, sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate and (b) any transaction otherwise prohibited by the foregoing provisions if the Dollar amount of that transaction, together with the Dollar amount of all other transactions after the date hereof otherwise prohibited by this Section, shall not exceed $1,000,000.

         8.18 DIVIDENDS. The Borrower will cause its Subsidiaries to pay dividends and make distributions on or with respect to their stock in such amounts and at such times at least equal to such amount necessary to enable the Borrower to pay the principal of and interest on the Loans and all other amounts due and payable hereunder, subject to compliance by each Subsidiary with any applicable provisions of law which restrict the payment of dividends.

         8.19 RESTRICTED PAYMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests as required in Section 8.18, and
(c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries not in excess of $500,000 in the aggregate.

         8.20 ADDITIONAL PLEDGE COLLATERAL. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will, within three Business days after such Subsidiary is formed or acquired, notify the Bank thereof and cause the stock of, or other ownership in, such Subsidiary to be pledged to the Bank as collateral security for the Borrower's obligations under the Loan Documents pursuant to the Pledge Agreement.

         SECTION 9.  EVENTS OF DEFAULT

         If any one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

         (a) the Borrower shall fail to (i) pay when due any principal of or interest on any Loan, letter of credit commissions or fees (ii) deposit when due cash to the Cash Collateral Account pursuant to Section 3.5 or Section 4.7(b) or
(iii) pay within five Business Days' when due any other amount due under any Loan Document; or

         (b) the Borrower shall fail to observe or perform any covenant contained in Section 8.1(e) or Sections 8.6 to 8.19 (inclusive) hereof; or

         (c) the Borrower shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Bank; or

         (d) any representation, warranty, certification or statement made by the Borrower in any Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect on the date when made or deemed made; or

         (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Debt (other than under this Agreement) when due or within any applicable grace period; or

         (f)  any  event  or  condition   shall  occur  which   results  in  the
acceleration of the maturity of any Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; or

         (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization, rehabilitation or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

         (i) any member of the ERISA Group shall fail to pay when due any amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $500,000; or

         (j) judgments or orders for the payment of money in excess of $500,000 in the aggregate shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days; or

         (k) if (i) any combination of John N. Blackman, Jr., Mark W. Blackman and Louise B. Tollefson or any member of their immediate families or any trust the beneficiary of which is any one of them or a member of any of their immediate families shall no longer own at least 30% of the outstanding shares of common stock of the Borrower; or (ii) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 21% or more of the outstanding shares of common stock of the Borrower; or (iii) during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower, other than as a result of changes in the board of directors in the ordinary course of business due to retirements, disability or deaths; or

         (l) after the Effective Date (as defined in the Pledge Agreement), any Lien created under the Pledge Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any of the collateral pledged thereunder.

then, and in every such event, (1) in the case of any of the Events of Default specified in paragraphs (g) or (h) above, the principal of and accrued interest on the Loans shall automatically become due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived and (2) in the case of any other Event of Default specified above, the Bank may, by notice in writing to the Borrower, declare all the Loans and all other sums payable under this Agreement to be, and the same shall thereupon forthwith become, due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived.

         SECTION 10.   MISCELLANEOUS

         10.1 NOTICES. All notices, requests and other communications hereunder shall be in writing (including bankwire, telex, facsimile transmission or similar writing). Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as specified in this Section or (iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Bank pursuant to Section 4.3 hereof which are given otherwise than by telex or facsimile transmitting machine shall not be effective until received by the Bank. Any such notice, request, demand or communication shall be delivered or addressed as follows:

                  (i) if to the Borrower, to it at 330 Madison Avenue, New York, New York 10017; ATTENTION: Chief Financial
         Officer, Telecopy No. (212) 986-1310;

                  (ii) if to the Bank, to it at 270 Park Avenue, 15th Floor, New York, New York 10017; ATTENTION: Helen L. Newcomb,
         Vice President, Telecopy No. (212) 270-1001;

or at such other address or telex number as any party hereto may designate by written notice to the other party hereto.

         10.2   AMENDMENTS AND WAIVERS; CUMULATIVE REMEDIES.

         (a) None of the terms of this Agreement may be waived, altered or amended except by an instrument in writing duly executed by the Borrower and the Bank.

         (b) No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

         10.3   SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

         (b) The Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights under this Agreement in a minimum amount of at least $1,000,000. The Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in any or all of its Loans or the Letter of Credit. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower the Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which the Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that the Bank will not agree to any modification, amendment or waiver of this Agreement
(i) reduces the principal of or rate of interest on any Loan or commission or fees hereunder or (ii) postpones the date fixed for any payment of principal of or interest on any Loan or any commissions or fees hereunder without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 4.6 and 5 hereof with respect to its participating interest.

         (c) The Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

         (d) No Assignee, Participant or other transferee of the Bank's rights shall be entitled to receive any greater payment under Section 5.3 hereof than the Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 5.3(c) hereof requiring the Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         10.4 EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION. (a) The Borrower shall pay (i) all out-of-pocket expenses and internal charges of the Bank (including fees and disbursements of counsel and time charges of attorneys who may be employees of the Bank and other professionals that may be retained by the Bank in connection with the administration of this Agreement) in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if there is an Event of Default, all out-of-pocket expenses and internal charges incurred by the Bank (including fees and disbursements of counsel and time charges of attorneys who may be employees of the Bank) in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement.

         (b) The Borrower agrees to indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Bank in connection with any investigative, administrative or judicial proceeding (whether or not the Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans or the Letter of Credit (including any refusal by the Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) hereunder; PROVIDED that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         10.5 COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the matters covered hereby and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         10.6 HEADINGS; TABLE OF CONTENTS. The section and subsection headings used herein and the Table of Contents have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

         10.7   SURVIVAL.  All  covenants,   agreements,   representations   and
warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of the Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or the Letter of Credit is outstanding. The provisions of Sections 4.8, 5.2, and 10.4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letter of Credit or the termination of this Agreement or any provision hereof.

         10.8 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         10.9 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Bank or such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by the Bank, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which the Bank may have.

         10.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to any Loan Document or the transactions contemplated thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower, and the Bank hereby irrevocably waive any and




                              Intentionally Omitted
all right to trial by jury in any legal proceeding arising out of or relating to any Loan Document or the transactions contemplated thereby.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                          NYMAGIC, INC.


                                          By:  /s/ Thomas J. Iacopelli
                                             -----------------------------------
                                             Name:  Thomas Iacopelli
                                             Title: Chief Financial Officer and
                                                    Treasurer



                                          JPMORGAN CHASE BANK


                                          By:  /s/  Helen L. Newcomb
                                             -----------------------------------
                                             Name:   Helen L. Newcomb
                                             Title:  Vice President

                                  SCHEDULE 8.13

                                  EXISTING DEBT

                                    EXHIBIT A

                       OPINION OF COUNSEL FOR THE BORROWER


                                              [Effective Date]



JPMorgan Chase Bank
270 Park Avenue
New York, New York 10017-2070

Dear Sirs:

                  I am associate counsel for NYMAGIC, INC. (the "BORROWER") and in such capacity am familiar with the transactions contemplated by the Amended and Restated Credit Agreement (the "CREDIT AGREEMENT") dated as of June 27, 2002 between the Borrower and JPMorgan Chase Bank (the "BANK"). Terms defined in the Credit Agreement and the Pledge Agreement (the "Pledge Agreement") dated as of June 27, 2002 by and between Borrower and the Bank are used herein as therein defined.

                  I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                  I have also assumed (other than with respect to the Borrower and the Pledgor) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties.

                  I express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. In addition, I express no opinion regarding the insurance laws, rules or regulations of the United States of America, the State of New York or any other jurisdiction.

                  Upon the basis of the foregoing, I am of the opinion that:

                  1. Based solely on my review of the Certificate of Gooding Standing of the Borrower, the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of New York, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Pledge Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or, except as provided in the Loan Documents, result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries; provided that for the exercise by the Bank of certain remedies in respect of the Pledged Collateral under the Pledge Agreement, the Bank may need to obtain the consent of the Applicable Regulatory Insurance Authority.

                  3. The Credit Agreement and the Pledge Agreement constitute the valid and binding agreements of the Borrower, enorceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity.

                  4. There is no action, suit or proceeding pending against, or to the best of our knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement or the Pledge Agreement.

                  5. Based solely on my review of the respective Certificates of Good Standing of the Borrower's Insurance Subsidiaries, New York Marine and General Insurance Company and Gotham Insurance Company, each of the Borrower's Insurance Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  I am furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without my prior written consent. In addition, I disclaim any obligation to update this letter for changes in fact or law, or otherwise.

                                                 Very truly yours,

                                   EXHIBIT B

                                PLEDGE AGREEMENT


         PLEDGE AGREEMENT dated as of June 27, 2002 between NYMAGIC, INC., as Borrower (the "BORROWER"), and JPMORGAN CHASE BANK, a New York banking corporation, as pledgee (the "BANK").

                                   WITNESSETH:

         WHEREAS,  the  Borrower  is the owner of the  securities  described  in
Schedule I hereto of the issuers named herein (all such securities being herein called the "PLEDGED SHARES");

         WHEREAS, the Bank and the Borrower are parties to the Second Amended and Restated Credit Agreement dated as of June 27, 2002, pursuant to which the Bank will make one or more loans and has issued a standby letter of credit (the "CREDIT AGREEMENT;" unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Credit Agreement);

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Borrower shall have made the pledge contemplated by this Agreement;

        NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Credit Agreement, the Borrower hereby agrees as follows:

                             ARTICLE 1.  THE PLEDGE

        Section 1.01. PLEDGE. Effective as of the Effective Date (as defined below), the Borrower hereby pledges to the Bank and grants to the Bank a security interest in, the following (the "PLEDGED COLLATERAL"):

        (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

        (b) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Borrower in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

        Section 1.02 EFFECTIVE DATE. The pledge made and the security interest granted in Section 1.01 by the Borrower shall automatically be effective (without further action of the Borrower or the Bank) on the date on which A.M. Best Company, Inc. assigns a financial strength rating of B++ or lower to either Insurance Subsidiary; PROVIDED that if at any time after the pledge and security interest becomes effective the financial strength rating of both Insurance Subsidiaries is upgraded by A.M. Best Company, Inc. to above B++, then the Bank shall release the Pledged

Collateral from the pledge and security interest granted in Section 1.01; PROVIDED FURTHER that if the financial strength rating assigned by A.M. Best Company, Inc. to either Insurance Subsidiary shall again fall to B++ or lower, then the effectiveness of pledge and security interest shall thereupon automatically be reinstated (without further action of the Borrower or the Bank).

        Section 1.03. SECURITY FOR OBLIGATIONS. Upon the effectiveness in accordance with Section 1.02 of the pledge and security interest granted under
Section 1.01, this Agreement shall secure the payment of all obligations, actual or contingent, of the Borrower now or hereafter existing under the Credit Agreement and this Agreement whether for principal, interest, commissions, fees, expenses or otherwise (all such obligations of the Borrower being the "OBLIGATIONS").

        Section 1.04. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank. The Bank shall have the right, at any time in its discretion and with notice to the Borrower, to transfer to or to register in the name of the Bank or any of its nominee any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 5.01(a). In addition, the Bank shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

        Section 1.05. CONTINUING AGREEMENT. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until payment in full of the Obligations and until the Letter of Credit shall no longer be in effect. Upon the payment in full of the Obligations and when the Letter of Credit is no longer in effect, the Borrower shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                   ARTICLE 2.  REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants as follows:

        Section 2.01.   ISSUANCE,  ETC.   The  Pledged  Shares  have  been  duly
authorized and validly issued and are fully paid and non-assessable.

        Section 2.02. OWNERSHIP AND LIENS. The Borrower is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, except for the security interest created by this Agreement.

        Section 2.03. PERFECTION. Upon the Effective Date, the pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

        Section 2.04. NO AUTHORIZATION REQUIRED. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the pledge by the Borrower of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Borrower; PROVIDED that for the exercise by the Bank of certain remedies in respect of the Pledged Collateral pursuant to this Agreement, the Bank may need to obtain the consent of the Applicable Regulatory Insurance Authority. For the purposes of this Agreement, "Applicable Regulatory Insurance Authority" means the Superintendent of Insurance, insurance commission or similar administrative authority or agency located in (x) each state in which the respective issuer of the Pledged Shares is domiciled or incorporated or (y) to the extent validly asserting regulatory jurisdiction over such issuer, the Superintendent of Insurance or insurance commission in each state in which such issuer is licensed, and shall include any U.S. Federal insurance regulatory department, authority or agency that may be created and that validly asserts regulatory jurisdiction over such issuer.

        Section 2.05. PERCENTAGES. The Pledged Shares constitute 100% of the issued and outstanding shares of stock of the respective issuers thereof.

                            ARTICLE 3.   COVENANTS

        Section 3.01. FURTHER ASSURANCES. The Borrower agrees that at any time and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

        Section 3.02. TRANSFERS AND OTHER LIENS ; ADDITIONAL SHARES. (a) The Borrower agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

         (b) The Borrower agrees that it will (i) cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Borrower and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.

                             ARTICLE 4.   THE BANK

        Section 4.01. BANK APPOINTED ATTORNEY-IN-FACT. The Borrower hereby irrevocably appoints the Bank the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Bank's discretion to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Borrower representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; PROVIDED that the Bank shall exercise such rights as attorney-in-fact only on or after the Effective Date.

        Section 4.02 BANK MAY PERFORM. If the Borrower fails to perform any agreement contained herein, the Bank may itself perform, or cause performance of, such agreement, and the expenses of the Bank incurred in connection therewith shall be payable by the Borrower under Section 6.02.

        Section 4.03. REASONABLE CARE. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property, it being understood that the Bank shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                             ARTICLE 5.   DEFAULT

        Section 5.01. VOTING RIGHTS; DIVIDENDS; ETC. (a) So long as no Default or Event of Default shall have occurred and be continuing:

         (i) The Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; PROVIDED, HOWEVER, that the at any time on or after the Effective Date Borrower shall not exercise or refrain from exercising any such right if, in the Bank's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and, PROVIDED, FURTHER, that the Borrower shall give the Bank at least five days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

         (ii) The Borrower shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, PROVIDED, HOWEVER, that any and all

                           (A) dividends and interest paid or payable other than
                  in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                           (B) dividends and other distributions paid or payable
                  in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                           (C) cash paid,  payable or otherwise  distributed  in
                  respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to the Bank to hold as, Pledged Collateral and shall, if received by the Borrower, be received in trust for the benefit of the Bank, be segregated from the other property or funds of the Borrower, and be forthwith delivered to the Bank as Pledged Collateral in the same form as so received (with any necessary indorsement).

         (iii) The Bank shall execute and deliver (or cause to be executed and delivered) to the Borrower all such proxies and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

        (b) Upon the occurrence and during the continuance of a Default or Event of Default:

         (i) All rights of the Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Bank who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

         (ii) All dividends and interest payments which are received by the Borrower contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Bank as Pledged Collateral in the same form as so received (with any necessary indorsement).

        Section 5.02.   REMEDIES UPON DEFAULT.   If at  any time on or after the
Effective Date, any Event of Default shall have occurred and be continuing:

        (a) The Bank may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") in effect in the State of New York at that time, and the Bank may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Bank may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (b) Any cash held by the Bank as Pledged Collateral and all cash proceeds received by the Bank in respect of any sale of collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Bank, be held by the Bank as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Bank pursuant to Section 6.02) in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

        Section 5.03. REGISTRATION RIGHTS. If the Bank shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to
Section 5.02, the Borrower agrees that, upon request of the Bank, the Borrower will, at its own expense:

        (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and to or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Bank, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Bank, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

        (b) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Bank;

        (c) cause each such issuer to make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of
Section 11(a) of the Securities Act; and

        (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Borrower further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Bank by reason of the failure by the Borrower to perform any of the covenants contained in this Section and, consequently, agrees that, if the Borrower shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Bank shall demand compliance with this Section.


                           ARTICLE 6.  MISCELLANEOUS

        Section 6.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        Section 6.02. EXPENSES. The Borrower will upon demand pay to the Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Bank may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Bank hereunder or (d) the failure by the Borrower to perform or observe any of the provisions hereof.

        Section 6.03. NOTICES. Unless the party to be notified otherwise notifies the other party in writing, notices shall be given by ordinary mail or telex, addressed to such party at its address in Section 10.1 of the Credit Agreement.

        Section 6.04. TRANSFER OF LOAN DOCUMENTS. This Agreement shall (a) be binding upon the Borrower, its successors and assigns, and (b) inure, together with the rights and remedies of the Bank hereunder, to the benefit of the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (b), the Bank may assign or otherwise transfer the Facility Documents, or grant participations therein held by any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise.

        Section 6.05. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.


        IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                         NYMAGIC, INC.


                                         By:____________________________________
                                            Name:   Thomas Iacopelli11
                                            Title:  Chief Financial Officer and
                                                    Treasurer

                                    SCHEDULE

                                       to

                         NYMagic, Inc. Pledge Agreement




                                          Stock Certificate               Number
      Stock Issuer         Class of Stock       No(s).      Par Value  of Shares
      ------------         -------------- ----------------- ---------  ---------

New York Marine and             common
General Insurance Company

Gotham Insurance Company        common

                                    EXHIBIT C

         New York Marine and General Insurance Company Investment Policy